Report of Independent Accountants

To the Shareholders and Board
 of Trustees
of PaineWebber Strategic
 Income Fund


In planning and performing our audit
 of the financial statements of
 PaineWebber Strategic Income Fund
 (the Company for the year ended
 November 30, 1999, we considered
 its internal control, including
 control activities for safeguarding
 securities, in order to determine
 our auditing procedures for the
 purpose of expressing our
 opinion on the financial
statements and to comply
with the requirements of
 Form N-SAR, not to provide
 assurance on internal control.

The management of the Company
is responsible for establishing
 and maintaining internal control.
  In fulfilling this responsibility,
 estimates and judgments by
 management are required to
 assess the expected benefits
 and related costs of controls.
Generally, controls that are
 relevant to an audit pertain
 to the entitys objective of
 preparing financial statements
 for external purposes that
 are fairly presented in
 conformity with generally
 accepted accounting principles.
  Those controls include the
 safeguarding of assets against
 unauthorized acquisition,
use or disposition.

Because of inherent
 limitations in internal
 control, errors or fraud
may occur and not be detected.
 Also, projection of any
 evaluation of internal
 control to future periods
 is subject to the risk that
 controls may become inadequate
 because of changes in
 conditions or that the
effectiveness of their
 design and operation
 may deteriorate.

Our consideration of internal
 control would not necessarily
disclose all matters in
 internal control that
 might be material weaknesses
 under standards
 established by the
 American Institute of
 Certified Public Accountants.
  A material weakness is a
 condition in which the design
 or operation of one or more
 of the internal control
 components does not reduce
to a relatively low level
 the risk that misstatements
 caused by error or fraud
 in amounts that would be
 material in relation to
 the financial statements
 being audited may occur
and not be detected within
 a timely period by employees
 in the normal course of
 performing their assigned
functions.  However, we noted
 no matters involving internal
 control and its operation,
 including controls for
 safeguarding securities,
 that we consider to be
 material weaknesses as
defined above as of
 November 30, 1999.

This report is intended
 solely for the
 information and use of
 the Board of Trustees,
 management and the
Securities and Exchange
Commission and is not
 intended to be and should
 not be used by anyone
 other than these specified
 parties.

PricewaterhouseCoopers LLP
New York, New York
January 26, 1999
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